As filed with the Securities and Exchange Commission on December 19, 2007

Registration No. 333-130579

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

To

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

WHEELING-PITTSBURGH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	55-0309927
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1134 Market Street

Wheeling, West Virginia 26003

(304) 234-2400

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

James P. Bouchard

Chairman and

Chief Executive Officer

Wheeling-Pittsburgh Corporation

1134 Market Street

Wheeling, West Virginia 26003

(304) 234-2400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Scott E. Westwood

David W. Robertson

McGuire Woods, LLP

Dominion Tower

625 Liberty Avenue, 23rd Floor

Pittsburgh, Pennsylvania 15222

(412) 667-6000

DEREGISTRATION OF SECURITIES

On December 12, 2005, Wheeling-Pittsburgh Corporation, a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission a registration statement on Form S-3 (Registration No. 333-130579) (the “Registration Statement”), registering the sale of common stock, preferred stock, subscription rights or debt securities, or a combination of these securities in an initial aggregate offering price of up to $125,000,000, or the equivalent amount in other currencies, currency units or composite currencies.

The offering pursuant to the Registration Statement has been terminated and no securities have been sold pursuant to the Registration Statement. In accordance with undertakings made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Company hereby removes from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia, on this 19th day of December, 2007.

WHEELING-PITTSBURGH CORPORATION

By:	/s/ James P. Bouchard
James P. Bouchard Chairman, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James P. Bouchard James P. Bouchard	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2007

* Craig T. Bouchard	Vice Chairman, President and Director	December 19, 2007

* Paul J. Mooney	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 19, 2007

* Joseph Peduzzi	Director	December 19, 2007

/s/ Thomas A. Modrowski Thomas A. Modrowski	Director	December 19, 2007

* POWER OF ATTORNEY

James P. Bouchard, by signing his name hereto, does sign this document on behalf of each of the persons indicated above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

By: /s/ James P. Bouchard

James P. Bouchard

Chairman and Chief Executive Officer